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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                  ____________

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 15, 2005

                         Eyetech Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                    000-50516                  13-4104684
----------------------------       ----------------         --------------------
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)


          3 Times Square, 12th Floor
               New York, NY                                         10036
---------------------------------------------------         --------------------
(Address of Principal Executive Offices)                         (Zip Code)

                                 (212) 824-3100
              ---------------------------------------------------
              (Registrant's telephone number (including area code)

         ------------------------------------------------------------
         (Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

     On June 15, 2005, the Board of Directors of Eyetech Pharmaceuticals, Inc. (the "Company") authorized the measures set forth below:

     Acceleration of Vesting of Certain "Out-of-the Money" Stock Options
     -------------------------------------------------------------------

     On January 1, 2006, the Company is required to adopt Statement of Financial Accounting Standards No. 123(R) Share-Based Payment ("SFAS No. 123(R)"), which requires the expensing of share based employee compensation. In anticipation of the adoption, the Board of Directors authorized the amendment as of June 28, 2005 of all outstanding options to purchase the Company's common stock with an exercise price equal to or greater than $22.44 per share (the "Affected Options") to provide that each Affected Option then outstanding will become fully vested and exercisable as of June 28, 2005. The acceleration of the Affected Options has the effect of reducing a significant portion of the charge related to the expensing of options under SFAS No. 123(R). Without the acceleration of the Affected Options before December 31, 2005, the cumulative income statement charge over the remaining terms of the Affected Options of up to 40 months after the adoption of SFAS No. 123(R) would be as much as $61 million based on current assumptions. There would be no income statement charge for options that are fully vested prior to the adoption of SFAS No. 123(R).

     Awards of Restricted Stock
     --------------------------

     Pursuant to the terms and provisions of the Company's 2003 Stock Incentive Plan (the "2003 Plan"), the Board of Directors authorized the Company to award on June 28, 2005 (the "Award Date") up to 1,500,000 shares of restricted stock with a purchase price of $0.01 per share (the "Restricted Stock") to most employees and directors of the Company. The number of shares of Restricted Stock awarded to each recipient was based on a consistently applied methodology related to the fair value of the recipient's Affected Options. The Restricted Stock will fully vest on the first anniversary of the Award Date. In addition, the awards for the Restricted Stock will provide that effective upon the occurrence of a Change in Control Event (as defined in the 2003 Plan) all unvested shares of Restricted Stock will immediately vest and become free from any conditions or restrictions set forth in the Restricted Stock award. The Company anticipates that there will be a non-cash income statement charge over the 12-month vesting period in the range of $17 to $19 million based on an assumed stock price at June 28, 2005 of $11.97, the closing price of the Company's common stock on June 20, 2005.

     Benefits to Executive Officers and Directors
     --------------------------------------------

     The table below sets forth for each current executive officer named in the Summary Compensation Table of the Company's 2005 Proxy Statement and the current directors of the Company, the number and exercise prices of their respective Affected Options and their Restricted Stock Awards:



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
Director and Executive Officer           Affected Options            Restricted Stock Award
------------------------------           ----------------            ----------------------
David R. Guyer, M.D.
Chief Executive Officer and         270,000 at $29.91 - $43.55               135,000
Director

Paul G. Chaney
Chief Operating Officer              60,000 at $29.91 - $43.55                30,000

Anthony P. Adamis, M.D.
Executive Vice President             185,000 at $29.91 - 43.55                92,500

Glenn P. Sblendorio
Chief Financial Officer              85,000 at $29.91 - $43.55                42,500

Srinivas Akkaraju, M.D., Ph.D.
Director                             35,000 at $23.31 - $34.34                17,500

Samir Patel, M.D.
Chief, Clinical and Commercial
Strategy and Director                         50,000 at $45.00                25,000

Michael J. Regan
Director                             75,000 at $23.31 - $47.95                37,500

Phillip M. Satow
Director                             75,000 at $23.31 - $41.00                37,500

Henry Simon
Director                             35,000 at $23.31 - $34.34                17,500

Damion E. Wicker, M.D.
Director                             35,000 at $23.31 - $34.34                17,500



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 21, 2005                    EYETECH PHARMACEUTICALS, INC.


                                        By: /s/ Glenn P. Sblendorio
                                            -----------------------
                                            Name: Glenn P. Sblendorio
                                            Title: Senior Vice President,
                                            Finance and Chief Financial Officer